UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2022

Graybug Vision, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39538	45-2120079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

203 Redwood Shores, Suite 620 Redwood City, California	94065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 487-2800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GRAY	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement and Transaction

On November 21, 2022, Graybug Vision, Inc., a Delaware corporation (“Graybug”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with CalciMedica, Inc., a Delaware corporation (“CalciMedica”), a clinical-stage biopharmaceutical company focused on developing first-in-class therapies for serious inflammatory diseases with high unmet need, and Camaro Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Graybug (“Merger Sub”). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, Merger Sub will be merged with and into CalciMedica, with CalciMedica surviving such merger as a wholly owned subsidiary of Graybug (the “Merger”). The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

At the time the Merger closes (the “Effective Time”): (i) each share of CalciMedica capital stock outstanding immediately prior to the Effective Time (excluding any shares held as treasury stock by CalciMedica or held or owned by Graybug, Merger Sub or any subsidiary of Graybug or CalciMedica and any dissenting shares), after giving effect to the automatic conversion of each share of CalciMedica preferred stock into shares of CalciMedica common stock immediately prior to the Effective Time in accordance with the relevant provisions of CalciMedica’s organizational documents (the “Preferred Stock Conversion”), the automatic exercise of certain CalciMedica warrants to purchase shares of CalciMedica capital stock immediately prior to the Closing in accordance with their terms (the “CalciMedica Warrant Exercises”) and the conversion of CalciMedica convertible promissory notes, as may be amended, into CalciMedica common stock pursuant to their terms (the “Convertible Note Conversion”), will be automatically converted solely into the right to receive a number of shares of Graybug common stock (the “Shares”) equal to the Exchange Ratio (as defined in the Merger Agreement), with any fractional share issuable to a holder aggregated with all other fractional shares issuable to such holder and rounded up to the nearest whole share of Graybug common stock; (ii) each option to purchase shares of CalciMedica common stock (each, a “CalciMedica Option”) that is outstanding and unexercised immediately prior to the Effective Time under CalciMedica’s Amended and Restated 2006 Stock Plan, as amended (the “CalciMedica Plan”), whether or not vested, will be converted into and become an option to purchase Graybug common stock, and Graybug will assume the CalciMedica Plan and each such CalciMedica Option in accordance with the terms of the CalciMedica Plan and the terms of the stock option agreement by which such CalciMedica Option is evidenced; and (iii) each warrant to purchase shares of CalciMedica capital stock (each, a “CalciMedica Warrant”) that is outstanding and unexercised immediately prior to the Effective Time, after giving effect to the Preferred Stock Conversion, the CalciMedica Warrant Exercises and the Convertible Note Conversion, will be converted into and become a warrant to purchase Graybug common stock and Graybug will assume each such CalciMedica Warrant in accordance with its terms.

Based on a CalciMedica valuation of $100,000,000 and a Graybug valuation of $40,000,000, the equity holders of Graybug immediately prior to the Effective Time are expected to own approximately 28.6% of the aggregate number of outstanding shares of Graybug common stock immediately after the Effective Time and the equity holders of CalciMedica immediately prior to the Effective Time (including the Purchasers in the Private Placement, as described below) are expected to own approximately 71.4% of the aggregate number of outstanding shares of Graybug common stock immediately after the Effective Time, in each case, on a fully-diluted basis using the treasury stock method and excluding out-of-the-money options and warrants, subject to certain assumptions, including, but not limited to, Graybug’s net cash at the closing of the Merger (the “Closing”) being $25 million. The percentage of the combined company that each party’s equity holders will own following the Closing is subject to certain adjustments as described in the Merger Agreement, including the amount of Graybug’s net cash at Closing.

Following the Closing, A. Rachel Leheny is expected to serve as the Chief Executive Officer of the combined company. Additionally, following the Closing, the board of directors of the combined company is expected to consist of seven directors with five members designated by CalciMedica’s directors and two members designated by Graybug’s directors.

The Merger Agreement contains customary representations, warranties and covenants made by CalciMedica and Graybug, including customary non-solicitation restrictions.

In connection with the Merger, Graybug will prepare, file and mail a proxy statement and seek the approval of its stockholders to, among other things, approve (i) an amendment of Graybug’s certificate of incorporation to effect a reverse stock split of all outstanding shares of Graybug common stock at a reverse stock split to be mutually agreed upon by Graybug and CalciMedica and (ii) the issuance of Graybug common stock or other securities of Graybug that represent (or are convertible into) more than 20% of the shares of Graybug common stock outstanding immediately prior to the Merger in connection with the transactions contemplated by the Merger Agreement and the change of control of Graybug resulting from such transactions pursuant to Nasdaq Listing Rules 5635(a) and 5635(b), respectively (collectively, the matters contemplated by the foregoing clauses (i) and (ii), the “Transaction Proposal”) and (iii) the adoption of the Graybug 2023 Equity Incentive Plan and the Graybug 2023 Employee Stock Purchase Plan (collectively with the Transaction Proposal, the “Graybug Stockholder Proposals”).

The Closing is subject to certain customary closing conditions, including: (i) the required approvals by the parties’ stockholders; (ii) the accuracy of the representations and warranties, subject to certain materiality qualifications; (iii) compliance by the parties with their respective covenants; (iv) no law or order preventing the Merger and related transactions; (v) the shares of Graybug common stock to be issued in the Merger being approved for listing on the Nasdaq Stock Market (subject to official notice of issuance); (vi) the CalciMedica stockholders not having exercised statutory appraisal rights; and (vii) Graybug’s net cash as of the anticipated closing date as finally determined being no less than $18,000,000.

The Merger Agreement contains certain customary termination rights, including: (i) the right of either Graybug or CalciMedica to terminate the Merger Agreement if Graybug’s stockholders fail to adopt and approve the Transaction Proposal; and (ii) the right of CalciMedica to terminate the Merger Agreement if the board of directors of Graybug (the “Board”) changes or withdraws its recommendation in favor of the Transaction Proposal or Graybug enters into any letter of intent or similar document relating to any acquisition proposal in violation of the terms of the Merger Agreement.

Upon termination of the Merger Agreement by CalciMedica or Graybug in certain circumstances, a termination fee of $1 million may be payable by CalciMedica to Graybug or by Graybug to CalciMedica. Additionally, in the event of a termination under certain circumstances by Graybug to enter into an alternative superior transaction, a termination fee of $1.5 million may be payable by Graybug to CalciMedica. Graybug has also agreed to reimburse CalciMedica for up to $1 million in expenses if the Merger Agreement is terminated by either Graybug or CalciMedica due to the failure to obtain the approval of the Graybug Stockholder Proposals from Graybug’s stockholders, with such reimbursement credited against any termination fee received by CalciMedica from Graybug. Graybug has also agreed to reimburse CalciMedica for up to $250,000 in expenses if the Merger Agreement is terminated by Graybug under certain circumstances to enter into an alternative superior transaction.

The Shares to be issued in the Merger will be offered and sold in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Appropriate restrictive legends will be affixed to the Shares.

Support Agreements

Concurrently with the execution of the Merger Agreement, the executive officers, directors and certain stockholders of Graybug entered into support agreements (the “Graybug Support Agreements”) in favor of CalciMedica relating to the Merger representing approximately 45% of Graybug’s outstanding shares of common stock as of immediately prior to the date of the Merger Agreement. The Graybug Support Agreements provide, among other things, that such officers, directors and stockholders will vote all of their shares of Graybug common stock: (i) in favor of adopting the Merger Agreement and approving the Merger, the Graybug Stockholder Proposals, and the other transactions and actions contemplated by the Merger Agreement, (ii) against any proposal made in opposition to, or in competition with, the Merger Agreement or the consummation of the Merger and (iii) against any acquisition proposal with respect to Graybug or Merger Sub.

Concurrently with the execution of the Merger Agreement, the executive officers, directors and certain stockholders of CalciMedica entered into support agreements (the “CalciMedica Support Agreements”) in favor of Graybug relating to the Merger representing approximately 86% of the outstanding shares of CalciMedica capital stock as of immediately prior to the date of the Merger Agreement. The CalciMedica Support Agreements provide, among other things, that such officers, directors and stockholders will vote all of their shares of CalciMedica capital stock: (i) in favor of adopting the Merger Agreement and approving the Merger, the Company Stockholder Matters (as defined in the Merger Agreement), and the other transactions and actions contemplated by the Merger Agreement, (ii) against any proposal made in opposition to, or in competition with, the Merger Agreement or the consummation of the Merger and (iii) against any acquisition proposal with respect to CalciMedica.

Lock-Up Agreements

Concurrently with the execution of the Merger Agreement, the executive officers, directors and certain stockholders of CalciMedica representing approximately 86% of the outstanding shares of CalciMedica capital stock as of immediately prior to the date of the Merger Agreement entered into lock-up agreements (the “Lock-Up Agreements”), pursuant to which they accepted certain restrictions on transfers of the shares of Graybug common stock held by such executive officer, director or stockholder for the 180 day period following the Effective Time. Pursuant to the terms of the Merger Agreement, each executive officer and director of Graybug expected to continue as an executive officer or director of the combined company will also be required to enter into the Lock-Up Agreements.

The foregoing descriptions of the Merger Agreement, the Graybug Support Agreement, the CalciMedica Support Agreement and the Lock-Up Agreement, are not complete and are qualified in their entirety by reference to those agreements, which are attached hereto as Exhibits 2.1, 10.1, 10.2, 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Private Placement

On November 21, 2022, CalciMedica entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) and Registration Rights Agreement (the “Registration Rights Agreement”) with certain accredited investors (the “Purchasers”), pursuant to which the Purchasers will purchase an aggregate of approximately $10,340,662 shares of CalciMedica common stock (the “Private Placement Shares”) and CalciMedica has agreed to grant the Purchasers certain registration rights with respect to such shares (the “Private Placement”). The Private Placement is expected to close immediately prior to the Closing. CalciMedica has agreed to use commercially reasonably efforts to prepare and file a registration statement with the Securities and Exchange Commission (“SEC”) as soon as practicable following the Closing but in no event later than the 90th day following the Closing to register the resale of the Private Placement Shares.

Item 8.01	Other Events.

Press Release

On November 21, 2022, Graybug and CalciMedica issued a joint press release announcing the execution of the Merger Agreement. The press release is attached hereto as Exhibit 99.1.

The press release contains statements intended as “forward-looking statements,” which are subject to the cautionary statements about forward-looking statements set forth therein.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements which include, but are not limited to, statements regarding expected timing, completion, effects and potential benefits of the proposed Merger and the transactions contemplated by the Merger Agreement, including the Private Placement; the expected cash and cash equivalents of the combined company at closing; the expected ownership percentages in the combined company; the expected management team and board of directors of the combined company; and the design and potential benefits of Auxora. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Graybug’s and CalciMedica’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the ability of the parties to consummate the Merger and the transactions contemplated by the Merger Agreement in a timely manner or at all; the satisfaction (or waiver) of closing conditions to the consummation of the Merger, including but not limited to those with respect to: the approval of Graybug’s stockholders; potential delays in consummating the Merger, the ability of the combined company to timely and successfully achieve the anticipated benefits of the Merger; and the impact of health epidemics, including the COVID-19 pandemic, or fluctuations in global financial markets on the parties’ respective businesses and the actions the parties may take in response thereto; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; the effect of the announcement or pendency of the Merger on Graybug’s or CalciMedica’s business relationships, operating results and business generally; costs related to the Merger; the outcome of any legal proceedings that may be instituted against Graybug, CalciMedica or any of their respective directors or officers related to the Merger Agreement or the transactions contemplated thereby and the ability to obtain and maintain regulatory approval for Auxora. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in Graybug’s most recent filings with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov. These documents can be accessed on Graybug’s web page at https://investors.graybug.vision/ under the “SEC Filings” section.

The forward-looking statements included in this communication are made only as of the date hereof. Graybug assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Important Additional Information

In connection with the Merger, Graybug intends to file with the SEC preliminary and definitive proxy statements relating to the proposed Merger and any other relevant documents. The definitive proxy statement will be mailed to Graybug’s stockholders determined as of a record date, which is to be established for voting on the proposed Merger and any other matters to be voted on at the special meeting. Before making any voting decision, Investors and security holders are urged to read the preliminary and definitive proxy statements, any amendments or supplements thereto, and any other documents to be filed with the SEC in connection with the proposed Merger or incorporated by reference in the proxy statements when they become available because they will contain important information about Graybug, CalciMedica and the proposed Merger. Investors and security holders may obtain free copies of these documents (when they are available) on the SEC’s web site at www.sec.gov, on Graybug’s website at https://investors.graybug.vision/ or by contacting Graybug’s Investor Relations via email at IR@graybug.vision or by telephone at (650) 487-2409.

Participants in the Solicitation

Graybug and its directors and certain of its executive officers may be deemed participants in the solicitation of proxies from the stockholders of Graybug in connection with the proposed Merger and any other matters to be voted on at the special meeting. Information regarding the names, affiliations and interests of such directors and executive officers will be included in the preliminary and definitive proxy statements (when available). Additional information regarding such directors and executive officers is included in Graybug’s definitive proxy statement on Schedule 14A for the 2022 Annual Meeting of Stockholders, which was filed with the SEC on April 22, 2022.

Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Graybug’s stockholders in connection with the proposed Merger and any other matters to be voted upon at the special meeting will be set forth in the preliminary and definitive proxy statements (when available) for the Merger.

These documents are available free of charge as described in the preceding paragraph.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger and Reorganization, dated November 21, 2022, by and among the CalciMedica, Inc., Camaro Merger Sub, Inc. and Graybug Vision, Inc.*

10.1	Form of CalciMedica, Inc. Support Agreement, dated November 21, 2022

10.2	Form of Graybug Vision, Inc. Support Agreement, dated November 21, 2022

10.3	Form of Lock-Up Agreement, dated November 21, 2022

99.1	Joint Press Release of Graybug Vision, Inc. and CaliciMedica, Inc., dated November 21, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SECupon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAYBUG VISION, INC.

Date: November 21, 2022	By:	/s/ Frederic Guerard
Frederic Guerard, Pharm.D.
Chief Executive Officer
(Principal Executive Officer)